Exhibit 99.1

IA GLOBAL REVENUES JUMP 44% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

SAN FRANCISCO, CA November 20, 2007/Business Wire/

Summary of Operating Results from Continuing Operations

IA Global, Inc. (Amex: IAO) announced the following results for the three months ended September 30, 2007, as compared to the three months ended September 30, 2006:

•	Revenues- increased 44% to $6,462,000 from $4,483,000.

•	Gross profit- increased 10% to $4,262,000 from $3,878,000.

•

Net loss from continuing operations increased to $4,437,000 as compared to a net loss of $1,151,000. This net loss reflects startup costs related to fifth and sixth call centers which were opened to support the recently announced contract with a major insurance company and the expansion of an existing contract with a Tier 1 telecommunications company which began on October 1, 2007. In addition, we experienced a shutdown of operations for sixty days under an existing contract with a Tier 1 telecommunications company that resulted in a temporary reduction of revenues of approximately $1,600,000. This issue was resolved and sales returned to normal levels effective October 1, 2007.

•	Net loss per share from continuing operations- was $.02 per share as compared to $.01 per share from the same quarter in 2006.

Key Accomplishments

•

Global Hotline, Inc. successfully signed a contract with a major international insurance company during the three months ended September 30, 2007 and began selling under this contract in September 2007.

•

Global Hotline, Inc. successfully renewed and expanded our contract with a Tier 1 telecommunications company for the period July 1, 2007 to September 30, 2007 and increased the sales volume under this contract from $1.9 million to $2.7 million.

•	Global Hotline. Inc. successfully signed a new contract with a Tier 1 telecommunications company and began selling under this contract on October 1, 2007.

•	Global Hotline, Inc. expanded its infrastructure with the addition of a fifth and sixth call center.

•	IA Global closed equity investments in GPlus Media Co Ltd and Slate Consulting Co Ltd.

•	IA Global closed the acquisition of the Outsourcing Business Division of LINC Media Co Ltd, subject to the closing of financing.

The company’s CEO, Derek Schneideman, said, “Global Hotline, Inc. began selling under an insurance contract in September 2007 and telecommunication contract with a Tier 1 telecommunications company starting on October 1, 2007. In addition, we closed the acquisition of the Outsourcing Business Division on October 22, 2007, subject to the closing of financing. With the favorable foreign exchange rate, we are confident that IA Global will achieve significant revenue growth for the three months ended December 31, 2007 and March 31, 2008 and in 2008/9.”

At September 30, 2007, the Company had cash of $5,300,000, net working capital of $1,230,000 and stockholder’s equity of $6,299,000.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, in FY 2007/8 the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited and is a 100% owner of Global Outsourcing Co Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS

                                                                                September 30,   December 31,
                                                                                    2007            2006
                                                                                ------------    ------------
ASSETS                                                                           (unaudited)      (audited)

CURRENT ASSETS:
  Cash and cash equivalents .................................................   $  5,300,247    $  4,172,889
  Marketable Securities .....................................................              -         250,638
  Accounts receivable, net of reserves of $354,583 and $310,741, respectively      6,493,612       5,016,328
  Consumption taxes received ................................................        147,784               -
  Prepaid expenses ..........................................................        778,832         523,733
  Notes receivable ..........................................................        999,922         409,565
  Other current assets ......................................................        434,627         202,716
  Deferred taxes ............................................................      2,328,872               -
                                                                                ------------    ------------
    Total current assets ....................................................     16,483,896      10,575,869

EQUIPMENT, NET ..............................................................      1,059,941         408,544

OTHER ASSETS
  Intangible assets, net ....................................................      1,125,833       2,317,889
  Equity investment in Australia Secured Financial Limited ..................      7,079,785       7,146,386
  Equity investment in GPlus Media Co Ltd ...................................      1,358,921               -
  Equity investment in Slate Consulting Co Ltd ..............................      1,441,730               -
  Other assets ..............................................................      2,291,138       1,190,820
                                                                                ------------    ------------

                                                                                $ 30,841,244    $ 21,639,508
                                                                                ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..................................................   $    637,727    $    104,573
  Accrued liabilities .......................................................      3,819,508       2,477,509
  Consumption taxes received ................................................              -         264,514
  Income taxes payable- foreign .............................................              -         416,724
  Note payable - current portion of long term debt ..........................     10,718,011       3,058,229
  Deferred revenue ..........................................................         78,326       1,297,046
                                                                                ------------    ------------
    Total current liabilities ...............................................     15,253,572       7,618,595
                                                                                ------------    ------------

LONG TERM  LIABILITIES:
  Long term debt ............................................................      6,750,428       1,637,076
  Convertible debentures ....................................................      2,537,500       3,125,000
                                                                                ------------    ------------
                                                                                   9,287,928       4,762,076
                                                                                ------------    ------------

STOCKHOLDER'S EQUITY:
  Series A-1 Convertible Preferred Stock, $10,000 par value, -0- and 4,375
   authorized, issued and outstanding, (liquidation value $7,000) ...........              -       7,000,000
  Preferred stock, $.01 par value, 5,000 authorized, none outstanding .......              -               -
  Common stock, $.01 par value, 300,000,000 shares authorized,
   164,767,682 and 109,165,157 issued and outstanding, respectively .........      1,647,676       1,091,651
  Additional paid in capital ................................................     43,574,255      32,835,714
  Accumulated deficit .......................................................    (38,023,706)    (31,431,914)
  Accumulated other comprehensive loss ......................................       (280,446)       (186,614)
                                                                                ------------    ------------
                                                                                   6,917,779       9,308,837
  Less common stock in treasury, at cost ....................................       (618,035)        (50,000)
                                                                                ------------    ------------
    Total stockholder's equity ..............................................      6,299,744       9,258,837
                                                                                ------------    ------------

                                                                                $ 30,841,244    $ 21,639,508
                                                                                ============    ============

                               See notes to consolidated financial statements.

                                                    - 3 -

                                         IA GLOBAL, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Three Months Ended              Nine Months Ended
                                                          September 30,                   September 30,
                                                ------------------------------    ------------------------------
                                                     2007             2006             2007             2006
                                                -------------    -------------    -------------    -------------
                                                 (unaudited)      (unaudited)      (unaudited)      (unaudited)

REVENUE .....................................   $   6,461,544    $   4,483,291    $  18,469,057    $  11,397,096

COST OF SALES ...............................       2,200,148          604,571        4,838,393        2,931,029
                                                -------------    -------------    -------------    -------------

GROSS PROFIT ................................       4,261,396        3,878,720       13,630,664        8,466,067

Selling, general and administrative expenses        8,698,610        5,029,250       21,551,576       13,556,038
                                                -------------    -------------    -------------    -------------

OPERATING LOSS ..............................      (4,437,214)      (1,150,530)      (7,920,912)      (5,089,971)
                                                -------------    -------------    -------------    -------------

OTHER INCOME (EXPENSE):
  Interest income ...........................           5,557           20,196           36,742           77,285
  Interest expense and amortization of
    beneficial conversion feature ...........        (282,579)        (229,316)        (705,849)        (620,740)
  Other income ..............................           1,287           51,106          568,724          158,991
  Loss/ ( gain) on equity investment in
    Australia Secured Financial Limited .....         (66,601)               -          (64,393)               -
  Loss on equity investment in GPlus Media
    Co Ltd ..................................          (1,079)               -           (1,079)               -
  Gain on equity investment in Slate
    Consulting Co Ltd .......................           1,730                -            1,730                -
  Conversion of debenture expense ...........        (120,046)               -         (120,046)               -
  Foreign currency transaction adjustment ...          11,381                -           11,381         (129,448)
                                                -------------    -------------    -------------    -------------
    Total other income (expense) ............        (450,350)        (158,014)        (272,790)        (513,912)
                                                -------------    -------------    -------------    -------------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES .....................................      (4,887,564)      (1,308,544)      (8,193,702)      (5,603,883)

Income taxes - current benefit ..............      (1,266,565)        (129,881)      (1,601,910)      (1,079,071)
                                                -------------    -------------    -------------    -------------

NET LOSS FROM CONTINUING OPERATIONS .........      (3,620,999)      (1,178,663)      (6,591,792)      (4,524,812)

DISCONTINUED OPERATIONS
  Gain from disposal of discontinued
    operations ..............................               -                -                -          463,375
  Income from discontinued operations .......               -                -                -           76,054
                                                -------------    -------------    -------------    -------------

NET LOSS ....................................   $  (3,620,999)   $  (1,178,663)   $  (6,591,792)   $  (3,985,383)
                                                =============    =============    =============    =============

Basic and Diluted Loss Per share of Common-
  Basic and diluted loss per share from
    continuing operations ...................   $       (0.02)   $       (0.01)   $       (0.05)   $       (0.04)
  Basic and diluted loss per share from
    discontinued operations .................               -                -                -             0.01
                                                -------------    -------------    -------------    -------------
  Total basic and diluted loss per share ....   $       (0.02)   $       (0.01)   $       (0.05)   $       (0.04)
                                                =============    =============    =============    =============

  Weighted average shares of common stock
    outstanding - Basic and diluted .........     151,556,953      108,415,157      145,520,316      107,231,610
                                                =============    =============    =============    =============

                                 See notes to consolidated financial statements.

                                                      - 4 -

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Nine Months Ended
                                                                                         September 30,
                                                                                 ----------------------------
                                                                                     2007            2006
                                                                                 ------------    ------------
                                                                                  (unaudited)     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ...................................................................   $ (6,591,792)   $ (3,985,383)
  Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
    Depreciation and amortization ............................................      1,287,571       1,508,194
    Amortization of beneficial conversion feature ............................        312,500         312,500
    Stock based compensation .................................................        122,555          84,834
    Gain on equity investments ...............................................         65,950               -
    Settlement of convertible debt with equity ...............................        120,046               -
  Changes in operating assets and liabilities:
    Accounts receivable ......................................................     (1,477,284)     (3,937,194)
    Notes receivable .........................................................       (590,357)       (265,156)
    Prepaid expenses .........................................................       (255,099)        (66,986)
    Other current assets .....................................................       (231,911)        (54,083)
    Income taxes receivable - foreign ........................................     (2,328,872)       (113,283)
    Other assets .............................................................     (1,100,318)       (301,088)
    Accounts payable - trade .................................................        533,154        (413,603)
    Accrued liabilities ......................................................      1,656,047       3,537,305
    Net consumption tax payable ..............................................       (412,298)       (304,929)
    Deferred taxes ...........................................................       (416,724)       (253,120)
    Deferred revenue .........................................................     (1,218,720)     (3,393,696)
                                                                                 ------------    ------------
Net cash used in continuing operations .......................................    (10,525,552)     (7,645,688)
  (Gain) loss from discontinued operations ...................................              -        (539,429)
  Net cash used in discontinued operations ...................................              -        (854,895)
  Net decrease in assets of discontinued operations ..........................              -      12,606,044
  Net (decrease) in liabilities of discontinued operations ...................              -     (11,929,115)
                                                                                 ------------    ------------
NET CASH USED IN OPERATING ACTIVITIES ........................................    (10,525,552)     (8,363,083)
                                                                                 ------------    ------------

CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES:
  Capital expenditures .......................................................       (746,912)       (198,802)
  Sale of marketable securities ..............................................        250,638               -
  Acquisition of investment in Australian Secured Financial Limited ..........       (250,000)              -
  Repayment of loan receivable from affiliate of controlling shareholder group              -       3,394,000
  Proceeds from sale of Rex Tokyo Co, Ltd. ...................................              -       1,300,000
                                                                                 ------------    ------------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES: .........................       (746,274)      4,495,198
                                                                                 ------------    ------------

CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from debt .........................................................     15,490,519       4,999,000
  Repayments of debt .........................................................     (2,717,384)              -
  Proceeds from exercise of options ..........................................         87,917          80,000
  Proceeds from sale of common stock .........................................        200,000               -
  Purchase of common shares for Treasury .....................................       (568,035)              -
                                                                                 ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....................................     12,493,017       5,079,000
                                                                                 ------------    ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS ....................................      1,221,191       1,211,115

EFFECT OF EXCHANGE RATE CHANGES ON CASH ......................................        (93,832)       (408,678)

CASH AND CASH EQUIVALENTS, beginning of period ...............................      4,172,889       4,460,986
                                                                                 ------------    ------------

CASH AND CASH EQUIVALENTS, end of period .....................................   $  5,300,247    $  5,263,423
                                                                                 ============    ============

Supplemental disclosures of cash flow information:
  Interest paid ..............................................................   $    137,656    $     34,708
  Taxes paid .................................................................   $  1,022,422    $    234,506

Non-cash investing and financing activities:
  Common stock surrendered to company in payment of note receivable ..........   $          -    $    241,494
  Conversion of Series A-1 Preferred stock into common stock .................   $  7,000,000    $          -
  Conversion of Series B Preferred stock into common stock ...................   $          -    $    115,800
  Adjustment of intangible asset due to recognition of tax asset related to
    NOL carryforward from acquisition of Global Hotline, Inc. ................   $          -    $    486,870
  Equity investment in GPlus Media Co Ltd for common stock ...................   $  1,360,000    $          -
  Equity investment in Slate Consulting Co Ltd for common stock ..............   $  1,440,000    $          -
  Conversion of debentures into common stock .................................   $    964,048    $          -

                                See notes to consolidated financial statements.

                                                     - 5 -